                                  EXHIBIT 11(a)

                       Consent of Coopers & Lybrand L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-21660) of the AmSouth Mutual Funds of our report dated September 23, 1996 on our audits of the financial statements and financial highlights of the Prime Obligations Fund, the U.S. Treasury Fund, the Tax-Exempt Fund, the Bond Fund, the Limited Maturity Fund, the Government Income Fund, the Florida Tax-Free Fund, the Equity Fund, the Regional Equity Fund, and the Balanced Fund constituting the AmSouth Mutual Funds as of July 31, 1996 and for the periods then ended referred to in our report included in the Statement of Additional Information.

We also consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses for the Classic Shares and Class B Shares of the Capital Appreciation Funds, the Income Funds, and the Municipal Bond Funds, in the Prospectus for Premier Shares, and under the caption "Auditors" in the Statement of Additional Information of AmSouth Mutual Funds incorporated by reference in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-21660).


                                        /s/ COOPERS & LYBRAND L.L.P.
                                        COOPERS & LYBRAND L.L.P.

Columbus, Ohio
July 3, 1997


                                        4